                                                                       Exhibit 8

                                                     1345 Avenue of the Americas
                                                     New York, NY 10105
                                                     Telephone (1) 212 903 9000
                                                     Facsimile (1) 212 903 9100

 Republic of South Africa
 National Treasury
 Private Bag X115
 Pretoria, 0001
 South Africa

                                                                   April 5, 2006

Our Ref             PER/JC/DBD/JZ

Dear Sirs,

REPUBLIC OF SOUTH AFRICA (the "Issuer")
(EURO)750,000,000 4.50% NOTES DUE 2016 (the "Securities")

1    We have acted as counsel to the Underwriters (as defined below) in connection with the offering by the Issuer, pursuant to the Registration
     Statement (No. 333-107393) on Schedule B relating to the Securities and other securities of the Issuer (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the
     Securities Act of 1933 (the "Securities Act"), of the Securities.

2    This opinion is limited to the federal income tax laws of the United
     States, and we express no opinion as to the effect of the laws of any
     States of the United States or any other jurisdiction.

3    For the purpose of this opinion, we have examined the Registration
     Statement, including the Prospectus, dated August 20, 2003, as amended and as supplemented by the Addendum to Prospectus, dated March 27, 2006 (as amended and as supplemented, the "Prospectus"), and the Prospectus
     Supplement, dated March 30, 2006; the Amended and Restated Fiscal Agency
     Agreement, dated May 15, 2003 (the "Fiscal Agency Agreement"), between the
     Issuer and Deutsche Bank Trust Company Americas, as fiscal agent (the
     "Fiscal Agent"); a copy of the Securities in global form as executed by the
     Issuer; the Pricing Agreement, dated March 30, 2006 (the "Pricing
     Agreement"), between the Issuer and Deutsche Bank AG, London Branch and
     Standard Bank Plc, as Representatives of the Underwriters set forth therein
     (the "Underwriters"); the Underwriting Agreement, dated December 8, 1994
     (the "Underwriting Agreement"), of the Issuer incorporated by reference in the Pricing Agreement and such certificates and other documents, and such questions of law, as we have considered necessary or appropriate. We have assumed that the Issuer has the power to execute and deliver the
     Underwriting Agreement, the Pricing Agreement, the Securities and the
     Fiscal Agency Agreement, and perform its obligations thereunder, that the
     Underwriting Agreement, the Pricing Agreement, the Securities and the
     Fiscal Agency Agreement have been duly and validly

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     authorized, executed and delivered under the laws of the Republic of South
     Africa by the Issuer, that the Securities conform to the forms examined by us and that the signatures on all documents examined by us are genuine, assumptions that we have not independently verified.

4    We are of the opinion that the statements set forth under the heading
     "Description of Debt Securities--United States Taxation" in the Prospectus,
     insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal U.S.
     federal income tax consequences of an investment in the Securities.

5    The foregoing opinion is based on the Internal Revenue Code of 1986, as amended (the "Code"), and applicable regulations, rulings and judicial decisions, in each case as in effect on the date hereof, and this opinion may be affected by amendments to the Code or to the regulations thereunder or by subsequent judicial or administrative interpretations thereof. We express no opinion other than as to the federal income tax laws of the
     United States of America, and we undertake no responsibility to update or supplement our opinion.

6    We hereby consent to the filing of this opinion as an exhibit to Amendment
     No. 3 to South Africa's Annual Report on Form 18-K for its Fiscal Year
     ended March 31, 2005. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Securities Act, or the rules and regulations of the Commission issued thereunder. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

7    U.S. Internal Revenue Service Circular 230 Disclosure: Any U.S. tax advice contained herein is not intended or written by us to be used, and it cannot be used by any person, for the purpose of avoiding U.S. tax penalties that may be imposed on any person. Any such U.S. tax advice was written to support the promotion or marketing of the transaction(s) or matter(s)
     addressed by it. Each person should seek U.S. tax advice based on the person's particular circumstances from an independent tax adviser.

Yours faithfully,

Linklaters

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